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                             APPLIED INNOVATION INC.

                                   Exhibit 11

              Statement Regarding Computation of Earnings Per Share

              For the years ended December 31, 1996, 1995, and 1994


                                                     1996           1995           1994
                                                  ----------     ----------     ----------

Weighted average number of common
    shares outstanding                            15,764,632     15,683,264     15,553,628

Add net shares issuable pursuant to stock
    option plans less shares assumed
    repurchased at the average market price           99,021        269,800        301,630

Add shares issuable pursuant to officer and
    manager compensation plans                             0              0          7,916
                                                  ----------     ----------     ----------
Number of shares for computation of
    primary earnings per share                    15,863,653     15,953,064     15,863,174

Add net shares issuable pursuant to stock
    option plans less shares assumed
    repurchased at period end market price                 0              0         22,582
                                                  ----------     ----------     ----------

Number of shares for computation of fully
    diluted earnings per share                    15,863,653     15,953,064     15,885,756
                                                  ==========     ==========     ==========

Net income for primary and fully diluted
    earnings per share                            $2,154,568     $6,054,030     $7,057,916
                                                  ==========     ==========     ==========


Primary earnings per share                              $.14           $.38           $.44
                                                  ==========     ==========     ==========

Fully diluted earnings per share                        $.14           $.38           $.44
                                                  ==========     ==========     ==========